UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012 (March 13, 2012)

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152102	36-3425828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(312) 292-5000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Vice President and Chief Financial Officer

On March 13, 2012, following 17 years of service, Terence R. Rogers resigned as Executive Vice President and Chief Financial Officer of Ryerson Inc. (the “Company”) and all of its direct and indirect subsidiaries, effective as of April 12, 2012. Mr. Rogers will be leaving his position with the Company to take on the role of Chief Financial Officer for another Chicago-based enterprise. The Company is currently recruiting Mr. Rogers’ replacement and will announce his successor when a candidate has been selected. In the interim, pursuant to the terms of an offer letter, William S. Johnson will serve as the Company’s Interim Chief Financial Officer, effective April 12, 2012. Pursuant to the terms of the offer letter, Mr. Johnson will be entitled to receive $20,000 per month for the first three months of service and $25,000 per month thereafter. Additionally, Mr. Johnson will be entitled to a $25,000 bonus upon completing three months of service. Mr. Johnson (age 54) brings over 20 years of experience in the metals distribution, fabrication and services industry having worked as Chief Financial Officer for both PNA Group and E.M. Jorgensen. Mr. Johnson is a certified public accountant in the State of Ohio and holds a Master’s Degree in Business from Mercer University Georgia.

A copy of the Company’s press release announcing Mr. Roger’s resignation and the appointment of Mr. Johnson as Interim Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release, dated March 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2012

RYERSON INC.

By:	/s/ Michael C. Arnold
Name: Michael C. Arnold
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 14, 2012.